Exhibit 23.1








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                                                                  August 8, 1997


Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1997, appearing on page 39 of Covance Inc.'s 1996 Annual Report on Form 10-K for the fiscal year ended December 31, 1996.




/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP